Deloitte & Touche LLP

250 East Fifth Street

Suite 1900

P.O. Box 5340

Cincinnati, OH 45201-5340

USA

Tel: +1 513 784 7100

www.deloitte.com

November 14, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of CECO Environmental Corp's Form 8-K dated November 14, 2005, and have the following comments:

1.We agree with the statements made in the first four paragraphs of Item 4.01 concerning our Firm.

2.We have no basis on which to agree or disagree with the statements made in the last paragraph of Item 4.01 with respect to information regarding the new accounting firm contained therein.

Yours truly,

/Deloitte & Touche LLP/